                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            POST-EFFECTIVE AMENDMENT

                                       TO

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CNA Surety Corporation
             (Exact name of registrant as specified in its charter)


                Delaware                                 36-4144905
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)


  333 South Wabash, Chicago, Illinois                      60604
(Address of Principal Executive Offices)                 (Zip Code)


         CNA Surety Corporation 1997 Long-Term Equity Compensation Plan
                            (Full title of the plan)


                                 Enid Tanenhaus
              Senior Vice President, General Counsel and Secretary
                             CNA Surety Corporation
                                333 South Wabash
                            Chicago, Illinois 60604
                    (Name and address of agent for service)


                                 (312) 822-5000
         (Telephone number, including area code, of agent for service)

                DEREGISTRATION OF 546,402 SHARES OF COMMON STOCK

         CNA Surety Corporation (the "Company") registered 3,000,000 shares of common stock (the "Common Stock") of the Company on a Registration Statement on Form S-8 (File No. 333-37207) (the "Registration Statement"), filed on October 3, 1997, which shares are issuable pursuant to the Company's 1997 Long-Term Equity Compensation Plan (the "1997 Plan").

         The purpose of this Post-Effective Amendment to the Registration Statement is to deregister 546,402 of the shares of Common Stock registered pursuant to the Registration Statement which remain available for grant under the Company's 1997 Plan. The 546,402 shares deregistered by this Post-Effective Amendment were carried forward to a registration statement on Form S-8 for the 2006 Long-Term Equity Compensation Plan (the "2006 Plan") filed contemporaneously herewith, and the associated registration fee paid by the Company to register shares issuable under its 1997 Plan on the Registration Statement is being carried forward and applied to the registration fee necessary to register the shares issuable under the Company's 2006 Plan. Please note that as of November 30, 2006, 1,022,950 shares remain subject to outstanding options previously granted under the 1997 Plan and accordingly, the Registration Statement will remain in effect to cover the potential exercise of such outstanding options.



ITEM 8.  EXHIBITS.

EXHIBIT NUMBER        DESCRIPTION

24                    Power of Attorney, filed herewith

SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 20th day of December, 2006.

                           CNA SURETY CORPORATION

                           By: /s/ JOHN F. WELCH
                               ------------------------------------
                           Name:  John F. Welch
                           Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                                        Date
/s/John F. Welch*                    President, Chief Executive Officer and       December 20, 2006
----------------------------         Director (Principal Executive Officer)       ------------------
John F. Welch


/s/ John F. Corcoran                 Chief Financial Officer (Principal           December 20, 2006
----------------------------         Financial and Accounting Officer)            ------------------
John F. Corcoran


/s/ James R. Lewis*                  Chairman of the Board and Director           December 20, 2006
----------------------------                                                      ------------------
James R. Lewis


/s/ Phillip H. Britt*                Director                                     December 20, 2006
----------------------------                                                      ------------------
Phillip H. Britt


/s/ Lori S. Komstadius*              Director                                     December 20, 2006
----------------------------                                                      -----------------
Lori S. Komstadius


/s/ Roy E. Posner*                   Director                                     December 20, 2006
----------------------------                                                      -----------------
Roy E. Posner


/s/ Robert A. Tinstman*              Director                                     December 20, 2006
----------------------------                                                      -----------------
Robert A. Tinstman


/s/ Adrian M. Tocklin*               Director                                     December 20, 2006
----------------------------                                                      -----------------
Adrian M. Tocklin

/s/ John F. Welch*                   Director                                     December 20, 2006
----------------------------                                                      ------------------
John F. Welch




*Executed by Enid Tanenhaus as attorney-in-fact pursuant to powers of attorney executed by such persons.



                           CNA SURETY CORPORATION

                           By: /s/  ENID TANENHAUS
                                -------------------------------
                           Name:  Enid Tanenhaus
                           Title: Senior Vice President,
                                  General Counsel and Secretary